UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025 (April 15, 2025)

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2024, 2025, ABVC BioPharma, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting, among other things, that because the Company’s financial statements for the fiscal year ended December 31, 2023 (the “Restated Period”), should no longer be relied upon due to errors in those financial statements (the “Prior Filing”), it intended to file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Amendment”). The errors and misstatements were corrected in, and audited by the Company’s auditor, Simon & Edward LLP (“S&E”), and the audited financial statements as of and for the years ended December 31, 2024 and 2023 were included in the Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the Securities and Exchange Commission on April 15, 2025 (the “Form 10-K”). After discussing the issue with S&E, the Company’s management determined that the 2023 Amendment is not required, as the corrections were adequately addressed in the Form 10-K, and therefore it will not be filed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

May 2, 2025	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer